Exhibit 99.1

Royal Caribbean Group announces completion of $1.25 billion offering of senior unsecured notes to refinance its senior notes due 2027

MIAMI, March 7, 2024 /PRNewswire/ -- Royal Caribbean Cruises Ltd. (NYSE: RCL) (the "Company") today announced that it has completed its private offering of $1.25 billion aggregate principal amount of 6.250% Senior Notes due 2032 (the "Notes"). The Notes will mature on March 15, 2032, unless earlier redeemed or repurchased.

The Company intends to use the proceeds from the sale of the Notes, together with cash on hand and/or borrowings under its revolving credit facilities, to redeem all of the outstanding 11.625% Senior Notes due 2027 (including to pay fees and expenses in connection with such redemption) on March 8, 2024.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States, only to certain non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Special Note Regarding Forward-Looking Statements

Certain statements in this press release relating to, among other things, the use of proceeds from the sale of the Notes constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited, to: statements regarding the intended use of proceeds from the sale of the Notes and the expected timing of redemption of the 11.625% Senior Notes due 2027. Words such as "anticipate," "believe," "could," "driving," "estimate," "expect," "goal," "intend," "may," "plan," "project," "seek," "should," "will," "would," "considering," and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management's current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause the Company's actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the following: the impact of contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of the Company in particular, such as governmental and self-imposed travel restrictions and guest cancellations; the Company's ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the impact of the economic and geopolitical environment on key aspects of the Company's business, such as the demand for cruises, passenger spending, and operating costs; incidents or adverse publicity concerning the Company's ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew; further impairments of the Company's goodwill, long-lived assets, equity investments and notes receivable; an inability to source crew or provisions and supplies from certain places; an increase in concern about the risk of illness on the Company's ships or when traveling to or from the Company's ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in U.S. foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; the Company's ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; the Company's indebtedness, any additional indebtedness the Company may incur and restrictions in the agreements governing the Company's indebtedness that limit its flexibility in operating its business; the impact of foreign currency exchange rates, the impact of higher interest rate and food and fuel prices; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs related to cyber security attacks, data breaches, protecting the Company's systems and maintaining integrity and security of its business information, as well as personal data of the Company's guests, employees and others; the impact of new or changing legislation and regulations (including environmental regulations) or governmental orders on the Company's business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on the Company's business; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; the unavailability or cost of air service; and uncertainties of a foreign legal system as the Company is not incorporated in the United States.

Forward-looking statements should not be relied upon as predictions of actual results. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Royal Caribbean Group

Royal Caribbean Group (NYSE: RCL) is one of the leading cruise companies in the world with a global fleet of 65 ships traveling to approximately 1,000 destinations around the world. Royal Caribbean Group is the owner and operator of three award winning cruise brands: Royal Caribbean International, Celebrity Cruises, and Silversea Cruises and it is also a 50% owner of a joint venture that operates TUI Cruises and Hapag-Lloyd Cruises. Together, the brands have an additional 8 ships on order as of December 31, 2023.

Investor Relations contact: Michael McCarthy, Email: mmccarthy@rccl.com, or Media contact: Jonathon Fishman, Email: corporatecommunications@rccl.com